Exhibit 99.3

Consulting Agreement

This Agreement is made effective as of December 13, 2007 (the “Effective Date”) by and between Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730-1432 (herein referred to as Aware), and Richard Moberg, xxxxxxxxxxxxxxxxxx(herein referred to as Consultant).

WHEREAS, Consultant has experience in finance and operations and is willing to provide services to Aware based on this experience; and

WHEREAS, Aware desires to have Consultant provide consulting services, on the terms and conditions set forth in this Agreement.

THEREFORE, the parties agree as follows:

1.
DESCRIPTION OF SERVICES. Consultant will provide finance and operations consulting services (“Services”) to Aware.  Consultant will provide the Services primarily at Aware’s offices at 40 Middlesex Turnpike, Bedford, Massachusetts.

2.
PAYMENT. Aware will pay the Consultant for Services performed at the rate of $120.00 per hour.   Fees for Services shall be payable upon receipt of invoice.  Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that Consultant shall be entitled to payments for Services rendered prior to the date of termination, and for which Consultant has not yet been paid.

3.
EXPENSE REIMBURSEMENT.  Consultant shall be entitled to reimbursement for all reasonable and customary "out-of-pocket" business expenses, provided, however, that such expenses are approved by Aware in writing prior to expenditure.

4.
TERM/TERMINATION.  This Agreement shall begin on or about January 2, 2008 and terminate on or about February 15, 2008.  Aware may terminate this Agreement at any time, with or without cause, upon formal notice to the Consultant.

5.
RELATIONSHIP OF PARTIES.  It is understood by the parties that Consultant is an independent contractor with respect to Aware, and not an employee of Aware.  Aware will not provide fringe benefits, including health insurance benefits, payroll taxes, paid vacation or other compensated absences, or any other employee benefit, for the benefit of Consultant.

6.	CONFIDENTIALITY. Consultant and Aware agree to be bound by the Consultant Non-Disclosure And Intellectual Property Agreement, attached to this Agreement as Exhibit A.

7.
NOTICES.  All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person, via facsimile or via United States mail or overnight delivery services.

8.
ENTIRE AGREEMENT.  This Agreement, including the appendices attached hereto, contains the entire agreement of the parties with respect to the subject matter hereof. There are no agreements, understandings, covenants, conditions or undertakings, oral or written, express or implied, concerning such subject matter that are not merged herein or superseded hereby.

9.	AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing, signed by both parties, and attached to this Agreement.

10.	SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.

11.
WAIVER OF CONTRACTUAL RIGHT.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

12.	APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

Aware, Inc.	Consultant

By: /s/ Michael A. Tzannes	By: /s/ Richard Moberg

Date: December 17, 2007	Date: December 17, 2007

EXHIBIT A

CONSULTANT NON-DISCLOSURE
AND INTELLECTUAL PROPERTY AGREEMENT

THIS AGREEMENT is between Aware, Inc., a Massachusetts corporation with principal offices at 40 Middlesex Turnpike, Bedford MA (hereinafter "the Company"), and Richard Moberg (hereinafter "Consultant").

WHEREAS, Consultant has been or is being engaged by the Company to work in the position of consultant with respect to finance and operations, because of Consultant's extraordinary ability; and

WHEREAS, said engagement is of a confidential nature involving duties that require the Company to impose on Consultant the highest trust and confidence;

NOW, THEREFORE, in consideration of the initiation or the continuation of engagement, of other good and valuable consideration received by Consultant, receipt of which is hereby acknowledged, and of the mutual promises and covenants contained herein, the parties agree as follows:

1.  Definitions

a. Subsidiary

As used herein, the term "Subsidiary" means any corporation in which not less than 50% of the outstanding capital stock granting voting power to elect a majority of its Board of Directors is owned, directly or indirectly, by the Company.

b.  Proprietary Information

As used herein, the term "Proprietary Information" refers to any and all information of a confidential, proprietary, or secret nature that is or may be either applicable to, or related in any way to (i) the business, present or future, of the Company or any Subsidiary, (ii) the research and development or investigations of the Company or of any Subsidiary or (iii) any inventions.  Proprietary Information includes, for example and without limitation, trade secrets, processes, formulas, data, know-how, improvements, inventions, techniques, marketing plans and strategies, forecasts, unpublished financial information, budgets, licenses, prices, costs, laboratory notebooks, customer lists, customer information, supplier information, code, invention records, flowcharts, designs, schematics and other information concerning products, customers or vendors.  In particular, Consultant acknowledges that all information arising out of or relating to the Company's data and broadband communications technology including the Company’s digital subscriber line (“DSL”) technology, such as: Asymmetric Digital Subscriber Line (“ADSL”), ADSL2/2+, xDSL, VDSL, VDSL, VeDSL™, DMTflex™, FastADSL™, Dr. DSL®, SDSL, ShDSL, StratiPHY and DSL-Lite technology, as well as Discrete Multi-tone (“DMT”) technology, including splitterless DMT technology, the Company’s test and diagnostic business and technology and the Company’s biometric business and technologies and other technologies, and all work performed by the Consultant during the period of engagement, shall be deemed Proprietary Information of the Company.

2. Engagement

(a)	The Company has hired Consultant to work on such tasks as shall be specified from time to time. This engagement may be terminated the Company with or without cause at any time.

(b)	The parties agree that Consultant is an independent contractor, and will not be considered to be an employee of the Company for any purpose.

3.   Confidential Information of Others

If the Consultant possesses any confidential information or documents belonging to others, Consultant will not use, disclose to the Company, or induce the Company to use, any such information or documents during his or her engagement. Consultant represents that his or her engagement will not require Consultant to violate any obligation to or confidence with another.

4. Proprietary Information to be Kept In Confidence

Consultant acknowledges that the Proprietary Information is a special, valuable, and unique asset of the Company, and Consultant agrees at all times during the period of engagement and thereafter to keep in confidence and trust all Proprietary Information.  Consultant agrees that during the period of engagement and thereafter Consultant will not directly or indirectly use the Proprietary Information other than in the course of performing duties as an Consultant of the Company, nor will Consultant directly or indirectly disclose any Proprietary Information or any information relating thereto to any person or entity, except in the course of performing duties as an Consultant of the Company and with the written consent of the Company.  Consultant will abide by the Company's policies and regulations, as established and revised from time to time, for the protection of its Proprietary Information.

5.  Return of Materials at Termination

In the event of the expiration of the initial engagement with the Company or in the event of termination of engagement with the Company for any reason, Consultant will promptly deliver to the Company, or any Subsidiary designated by it, all Company documents, data, records, and other information, and Consultant shall not take any documents or data, or any reproduction or excerpt of any documents or data, containing or pertaining to any Proprietary Information.

6. Covenant Not to Recruit or Solicit Aware Employees

Without the prior express written consent of the Company, during the term of this Agreement and for a period of one (1) year thereafter, Consultant agrees not to directly or indirectly recruit or otherwise solicit or induce any employees of the Company to terminate their employment with, or otherwise cease their relationship with the Company.

7. Injunction

Consultant agrees that it would be difficult to measure damage to the Company from any breach by Consultant of the promises set forth in Paragraphs 4, 5 and 6 herein; that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach.  Accordingly, Consultant agrees that if Consultant breaches any provision of these Paragraphs, the Company shall be entitled, in addition to all other remedies it may have, to injunctions or other appropriate orders to restrain any such breach by Consultant without showing or proving any actual damage sustained by the Company.

8. General

(a)  To the extent that any of the agreements set forth herein, or any word, phrase, clause or sentence thereof, shall be found to be illegal or unenforceable for any reason, such agreement, word, clause, phrase, or sentence shall be modified or deleted in such manner as to make the agreement as modified legal and enforceable under applicable laws, and the balance of the agreements or part thereof shall not be affected thereby, the balance being construed as severable and independent.

(b)  This Agreement shall be binding upon Consultant and Consultant's heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its successors and assigns, and any Subsidiary.

(c) The failure of either party to enforce any right resulting from breach of any provision of this Agreement by the other party will not be deemed a waiver of any right relating to a subsequent breach of such provision or of any other right hereunder.

(d) This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, which state shall have jurisdiction of the subject matter hereof.  All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts located in Massachusetts, and the parties agree and submit to the personal and exclusive jurisdiction and venue of these courts.

(e)  This Agreement may be signed in two counterparts, each of which shall be deemed an original and that together shall constitute one instrument.

(f)  The use of the singular in this Agreement includes the plural, as appropriate.

(g)  This Agreement represents the entire agreement between Consultant and the Company with respect to the subject matter hereof, superseding all previous oral or written communications, representations, or agreements.  This Agreement may be modified only by a duly authorized representative of the Company and said modification must be executed in writing.

Aware, Inc.	Consultant

Dated: December 17, 2007	Dated: December 17, 2007

By /s/ Michael A. Tzannes	/s/ Richard Moberg_________________
(Signature)	(Signature)

Michael A. Tzannes	Richard Moberg___________________
(Typed or Printed Name)	(Typed or Printed Name)